EXHIBIT 3.135
THE COMPANIES ACT 1985
COMPANY LIMITED BY SHARES
ARTICLES OF ASSOCIATION
OF
SIG COMBIBLOC LIMITED
(adopted by a written resolution passed on     2002)
EXCLUSION
Except as provided for in these Articles, no regulations set out in any statute or in any statutory instrument made under any statute concerning companies shall apply to the Company. The following shall be the Company’s articles of association.
INTERPRETATION
In these Articles, unless the context requires otherwise, the following expressions have the following meanings:-

“Act”	the Companies Act 1985 (as amended by the Companies Act 1989) and every statutory modification or re-enactment thereof for the time being in force;

“holding company”	the company (if any) which for the time being is the immediate holding company of the Company as defined by section 736 of the Act; and

“Table A”	Table A set out in the Schedule to the Companies (Tables A to F) Regulations 1985 as amended by the Companies (Tables A to F) (Amendment) Regulations 1985 and the Companies Act 1985 (Electronic Communications) Order 2000.
In these Articles:-
any gender includes any other gender;

the singular includes the plural and vice versa;

references to persons include bodies corporate, unincorporated associations, governments, states, partnerships and trusts (in each case, whether or not having separate legal personality);
the headings in these Articles are for convenience only and shall not affect the interpretation of these Articles;
the eiusdem generis rule shall not apply, so that general words shall not be given a restrictive interpretation by reason of their being preceded or followed by words indicating a particular class of acts, matters or things; and
references to writing include any method of reproducing words in a legible and nontransitory form.
TABLE A
The regulations contained in Table A shall apply to the Company except in so far as they are excluded by or are inconsistent with these Articles.
Regulations 23, 40, 41, 52, 64, 73, 74, 75, 77, 94, 95, 97 and 101 of Table A shall not apply to the Company.
Regulations 6, 24, 45, 46 and 79 of Table A shall apply to the Company with the modifications set out below.
SHARE CAPITAL
The share capital of the Company is £1,500,000 divided into 1,500,000 ordinary shares of £1 each
Subject to the provisions of these Articles and of the Act any unissued shares for the time being in the capital of the Company shall be at the disposal of the directors who may allot, grant options over or otherwise dispose of them to such persons (including any director), on such terms and conditions and at such time or times as they think proper but so that no shares shall be issued at a discount.
The directors are generally and unconditionally authorised pursuant to the Act to exercise all powers of the Company to allot relevant securities (as defined in section 80 of the Act) to a maximum nominal amount of the authorised but unissued share capital of the Company at the date of the adoption of these Articles provided that this authority shall expire on the day preceding the fifth anniversary of the date of the adoption of these Articles, save that this authority allows the directors to make an offer or

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agreement before such expiry which would or might require relevant securities to be allotted after such expiry.
Section 89(l) and section 90(l) to (6) of the Act are hereby excluded and shall not apply to any allotment by the Company of equity securities (as defined in section 94 of the Act).
TRANSFER OF SHARES
The directors may in their absolute discretion and without assigning any reason therefor decline to register any transfer of any share whether or not it is a fully paid share. The first sentence of regulation 24 in Table A shall not apply.
The instrument of transfer of a share may be in any usual form or in any other form which the directors may approve and shall be executed by or on behalf of the transferor.
PROCEEDINGS AT GENERAL MEETINGS
If the Company is a single member company, one member present in person or by proxy shall be a quorum at any general meeting. If the Company is not a single member company, two persons entitled to vote upon the business to be transacted, each being a member or a proxy for a member or a duly authorised representative of a corporation, shall be a quorum.
If within half an hour from the time appointed for a meeting a quorum is not present, the meeting, if convened upon the requisition of members, shall be dissolved and in any other case it shall stand adjourned to the same day in the next week, at the same time and place or to such other day and at such other time and place as the directors may determine and if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting, the meeting shall be dissolved.
It shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting. The last two sentences of regulation 45 in Table A shall not apply.
A poll may be demanded by any member having the right to vote at the meeting. Regulation 46(b) in Table A shall not apply.
No notice need he give of a poll. Regulation 52 in Table A shall not apply.
NUMBER OF DIRECTORS

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Unless and until otherwise determined by ordinary resolution, the number of directors (other than alternate directors) shall not be subject to any maximum and need not exceed one. If and so long as there is a sole director he may exercise all the powers and authorities vested in the directors by these Articles and Table A.
APPOINTMENT AND RETIREMENT OF DIRECTORS
A director shall not retire by rotation. References in Table A to the rotation of directors shall not apply.
A holding company may at any time and from time to time by notice in writing signed on behalf of the holding company (which shall be effective immediately upon its delivery to the registered office of the Company) appoint any person to be a director of the Company.
Notwithstanding anything in these Articles or in any agreement between the Company and such director, a director may be removed from office at any time by a holding company by notice in writing signed on behalf of the holding company which shall be effective immediately upon its delivery to the registered office of the Company. Such removal shall be without prejudice to any claim such director may have for damages for breach of any agreement between the director and the Company.
No person shall be or become incapable of being appointed a director by reason of his having attained the age of 70 or any other age nor shall any special notice be required in connection with the appointment or the approval of the appointment of such person, and no director shall vacate his office at any time by reason of the fact that he has attained the age of seventy or any other age.
The last two sentences of regulation 79 in Table A shall not apply.
PROCEEDINGS OF DIRECTORS
A director may vote as a director in regard to any contract, arrangement or any other proposal whatsoever in which he is interested or upon any matter arising therefrom and if he shall so vote, his vote shall be counted and he shall be reckoned in estimating a quorum when any such contract, arrangement or proposal is under consideration.
Without prejudice to the first sentence of Regulation 88 in Table A, a meeting of the directors may consist of a conference between directors who are not all in one place, but of whom each is able (directly or by telephonic communication or video link) to speak to each of the others and to be

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heard by each of the others simultaneously and the word “meeting” in these Articles and in Table A shall he construed accordingly.
SHARE CERTIFICATES
Every share certificate shall, if the Company has a seal, be sealed with the seal or signed by a director and by the secretary or a second director and shall specify the number, class and distinguishing numbers (if any) of the shares to which it relates and the amount or respective amounts paid up thereon. The second sentence of Regulation 6 in Table A shall be amended accordingly.
THE SEAL
If the Company has a seal it shall only be used with the authority of the directors or of a committee of directors. The directors may determine who shall sign any instrument to which the seal is affixed and unless otherwise so determined it shall be signed by a director and by the secretary or a second director.

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Company number 01146077
PRIVATE COMPANY LIMITED BY SHARES
WRITTEN RESOLUTIONS
of
[bar code omitted]
SIG COMBLIBLOC LIMITED
(the “Company”)
(circulated on 2 November, 2007)
Pursuant to Chapter 2 of Part 13 of the Companies Act 2006, the directors of the Company propose that the following resolutions are passed as special resolutions (Special Resolutions)
WRITTEN RESOLUTIONS
THAT subject to compliance with sections 155-158 of the Companies Art 1985 (as amended) (the “Act”), the giving by the Company of financial assistance for the purpose of the acquisition by Beverage Packaging Holdings (Luxembourg) III S.à.r.l of all the issued shares in the SIG Holding AG in the form described in the statutory declarations to be sworn by the directors of the Company on or about the date of this resolution pursuant to section 155(6) of the Act be approved.
THAT the execution, delivery and performance by the Company of the documents referred to in paragraphs (a) to (f) below (together, the “Financial Assistance Documents”), and the transactions contemplated thereby, are hereby approved and ratified.
an accession letter for the propose of providing a guarantee (the “Senior Guarantee”) in relation to the obligations of the Guaranteed Obligors under the Senior Facilities Agreement (each as defined below) to be entered into between the Company and Beverage Packaging Holdings (Luxembourg) I.S.A. (“BPH I”) to accede to and in the form set out in schedule 7 to a senior facilities agreement (the “Senior Facilities Agreement”) dated 11 May 2007 by and between BPH I as original borrower (the “Original Borrower”), Credit Suisse as mandated lead arranger, Credit Suisse as agent, Credit Suisse as security trustee (the “Security Trustee”), Credit Suisse as issuing bank, the financial institutions listed therein (the “Original Lenders”), the parties listed as original guarantors therein (the “Original Guarantors”), any parties that have acceded to the Senior Facilities Agreement as borrowers (the

“Additional Borrowers” and, together with the Original Borrower, the “Borrowers”) and any parties that have acceded to the Senior Facilities Agreement as guarantors (the “Additional Guarantors”);
in its capacity as a Guarantor under the Senior Facilities Agreement, an accession agreement between the Company and the Security Trustee to accede to and in the form set out in schedule 1 to an intercreditor deed (the “Intercreditor Deed”) entered into on 11 May 2007 by and between the Original Borrower, the Original Guarantors, the Security Trustee, Credit Suisse as senior agent, Credit Suisse as senior arranger, Credit Suisse as subordinated bridging arranger, the Original Lenders, the Ancillary Lenders (as defined therein), the Hedge Counterparties (as defined therein) and the Subordinated Bridging Lenders (as defined therein) and to which the Additional Borrowers and Additional Guarantors have acceded;
a debenture (the “Debenture”) between the Company and the Security Trustee over the Charged Property (as defined in the Debenture), such security securing its obligations under the Senior Guarantee;
a supplemental indenture, as a guarantor in relation to the obligations of Beverage Packaging Holdings (Luxembourg) II S.A. as issuer (“BPH II”) and any other guarantors of the Senior Notes (as defined below), to accede to and perform under a senior notes indenture dated 29 June 2007 entered into by, amongst others, BPH II and pursuant to which BPH II issued certain senior notes (the “Senior Notes”);
a supplemental indenture, as guarantor in relation to the obligations of BPH II and any other guarantors of the Senior Subordinated Notes (as defined below), to accede to and perform under a senior subordinated notes indenture dated 29 June 2007 entered into by, amongst others, BPH II and pursuant to which BPH II issued certain senior subordinated notes (the “Senior Subordinated Notes”, together with the Senior Notes, the “Notes”);
in its capacity as a guarantor under the Notes, an accession agreement between the Company and the Security Trustee to accede to and in the form set out in schedule 1 to the Intercreditor Deed; and
a guarantee fee agreement to be made between, amongst others, SIG Holdings AG, each person listed in Schedule 1 of such agreement as a Borrower and each person listed in Schedule 2 of such agreement as a Guarantor and under which a fee will be given to the Company pursuant to its provision of guarantees of the Senior Notes and the Senior Subordinated Notes.

THAT the execution, delivery and performance by the Company of (a) any other Comments ancillary to, or in connection with, the Financial Assistance Documents or the transactions contemplated thereby, including, without limitation, any intra-group loans which may be put in place between the Company and any member of the Group (as defined in the Senior Facilities Agreement) to service debt payments and any working capital requirements of the Group and (b) any fees of expenses reasonably incurred and documented in connection with the transactions, are hereby approved and ratified.
THAT (i) any of the directors may authorize a specified person or persons to sign and deliver an behalf of the Company the Financial Assistance Documents and any documents ancillary to the Financial Assistance Documents with such amendments thereto as such specified person or persons may in his or her absolute discretion think fit on its behalf under a power of attorney (the “Power of Attorney”), (ii) each of the directors of the Company, the secretary of the Company and any person appointed under the Power of Attorney (each an “Authorised Signatory”) acting jointly with another Authorised Signatory be and is hereby authorised to sign and deliver on behalf of the Company the Financial Assistance Documents and any documents ancillary to the Financial Assistance Documents with such amendments thereto as such Authorised Signatory may in his or her absolute discretion think fit, (iii) each Authorised Signatory (acting jointly with another Authorised Signatory) be and is hereby severally authorised to do all acts and things necessary or desirable to give effect to these resolutions and to sign and deliver on behalf of the Company any and all documents including the giving of any notices) which may be required pursuant to or in connection with the Financial Assistance Documents in each case in such manner or form as each Authorised Signatory may to his or her absolute discretion think fit and (iv) to the extent that any of the Financial Assistance Documents requires executing as a deed, the signature of any two directors or by any director and the secretary of the Company or by any two Authorised Signatories of and to the extent appropriate, the affixation and attestation of the common seal of the Company to (x) such of the Financial Assistance Documents in the form of the draft produced to the meeting or with such amendments thereto as such person may in his or her absolute discretion think fit and (y) any and all deeds which may be required pursuant to or in connection with the Financial Assistance Documents, and the delivery thereof by the Company, be and is hereby authorized.
4.	THAT the execution and performance of the Financial Assistance Documents, and the transactions contemplated thereby, would promote the success of the Company for the benefit of its members as a whole and the approval and ratification for the Company to enter into and perform such Financial Assistance

Documents is given notwithstanding that the Company might be held to be giving financial assistance for the purposes of sections 151 and 152 of the Act.
THAT if the execution or performance of the Financial Assistance Documents is the giving of financial assistance for the purposes of sections 151 and 152 of the Act, then the giving of such financial assistance by the execution and performance of the Financial Assistance Documents, be and is hereby approved and ratified.
THAT the Articles of Association of the Company be amended by deleting Article 5.1 and replacing it with the following:
“5.1	Subject to Article 5.3, the directors may in their absolute discretion and without assigning any reason therefore decline to register any transfer of any share whether or not it is a fully paid share. The first sentence of regulation 24 in Table A shall not apply.”
THAT the Articles of Association of the Company be amended by the addition of the following new Article 5.3:
“5.3	Notwithstanding anything contained in these Articles the directors shall not decline to register, nor suspend registration of, any transfer of shares where such transfer is:
in favour of any person, bank or institution (or any nominee or nominees of such a person, bank or institution) to whom such shares are being transferred by way of security, or any transferee of any such person, bank or institution (or nominee) to whom the shares are being transferred pursuant to, or otherwise arising from, the power of sale under such security; or
duly executed by any such person, bank or institution (or any such nominee or nominees) or any transferee of such person, bank or institution (or nominee), to whom such shares (including any further shares in the Company acquired by reason of its holding of such shares) have been transferred as aforesaid, pursuant to, or otherwise arising from the power of sale under such security, and written confirmation by such person or any official of such bank or institution that the shares are subject to such security and the transfer is executed in accordance with the provisions of this Article shall be conclusive evidence of such facts.”

THAT the Articles of Association of the Company be amended by replacing article 3.2 with the following:
“Regulations 8, 9, 10, 11, 23, 40, 41, 52, 64, 73, 74, 75, 77, 94, 95, 97 and 101 of Table A shall not apply to the Company.”
AGREEMENT
Please read the notes at the end of this document before signifying your agreement to the Special Resolutions.

The undersigned, a person entitled to vote on the above resolutions on 2 November, 2007 having been supplied with a copy of the statutory declaration made pursuant to section 155 of the Companies Act 1985 and the auditors’ report annexed thereto, hereby irrevocably agrees to the Special Resolutions:

Name:	Name:
Director	Secretary
SIG Holdings (UK) Limited	SIG Holdings (UK) Limited
NOTES
1. You can choose to agree to all of the Special Resolutions or none of them but you cannot agree to only some of the resolutions. If you agree to all of the resolutions, please indicate your agreement by signing and dating this document where indicated above and returning it to the Company using one of the following methods:
•	By Hand: delivering the signed copy to Stuart Davidson, Blackthorn Way, Houghton Le Spring, Tyne and Wear, DH4 6IN, England.

•	Post: returning the signed copy by post to Stuart Davidson, Blackthorn Way, Houghton Le Spring, Tyne and Wear, DH4 6IN, England.

•	Fax: faxing the signed copy to +44 (0)191 385 4713 marked “For the attention of Stuart Davidson”.

•	E-mail: by attaching a scanned copy of the signed document to an e-mail and sending it to StuartDavidson@sig.biz. Please enter “Written resolutions dated 2 November, 2007” in the e-mail subject box.
If you do not agree to all of the resolutions, you do not need to do anything: you will not be deemed to agree if you fail to reply.

2. Once you have indicated your agreement to the resolutions, you may not revoke your agreement.
3. Unless, by 5 November, 2007 sufficient agreement has been received for the resolutions to pass, they will lapse. If you agree to the resolutions, please ensure that your agreement reaches us before or during this date.
4. In the case of joint holders of shares, only the vote of the senior holder who votes will be counted by the Company. Seniority is determined by the order in which the names of the joint holders appear in the register of members.
5. If you are signing this document on behalf of a person under a power of attorney or other authority please send a copy of the relevant power of attorney or authority when returning this document.

[seal omitted]
CERTIFICATE OF INCORPORATION
No. 1146077
I hereby certify that
SEPGLEN LIMITED
is this day incorporated under the Companies Acts 1948 to 1967 and that the Company is Limited.
Given under my hand at London the 16th November 1973

N. TAYLOR

Assistant Registrar of Companies

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[seal omitted]
CERTIFICATE OF INCORPORATION
ON CHANGE OF NAME
Company No. 1146077
The Registrar of Companies for England and Wales hereby certifies that

REXAM COMBIBLOC LIMITED
having by special resolution changed its name, is now incorporated under the name of
SIG COMBIBLOC LIMITED
Given at Companies House, Cardiff, the 16th April 2002

[bar code omitted]	[seal omitted]
*C01146077F*
[seal omitted]
Companies House
— for the record —

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[seal omitted]
CERTIFICATE OF INCORPORATION
ON CHANGE OF NAME
Company No. 1146077
The Registrar of Companies for England and Wales hereby certifies that
REXAM PKL LIMITED
having by special resolution changed its name, is now incorporated under the name of
REXAM COMBIBLOC LIMITED
Given at Companies House, Cardiff, the 17th December 1998

[bar code omitted]	[seal omitted]
*C01146077G*
[seal omitted]
COMPANIES HOUSE

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[seal omitted]
CERTIFICATE OF INCORPORATION
ON CHANGE OF NAME
Company No. 1146077
The Registrar of Companies for England and Wales hereby certifies that
BOWATER PKL LIMITED
having by special resolution changed its name, is now incorporated under the name of
REXAM PKL LIMITED
Given at Companies House, Cardiff, the 1st September 1995

[bar code omitted]	[signature omitted]
*C01146077*	For the Registrar of Companies
[seal omitted]
COMPANIES HOUSE

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[seal omitted]
CERTIFICATE OF INCORPORATION
ON CHANGE OF NAME
No. 1146077
I hereby certify that
BOWATER PKL (UK) LIMITED
having by special resolution changed its name,
is now incorporated under the name of
BOWATER PKL LIMITED
Given under my hand at the Companies Registration Office, Cardiff, the 18th December 1987
an authorised officer

[seal omitted]
CERTIFICATE OF INCORPORATION
ON CHANGE OF NAME
No. 1146077
     I hereby certify that
SEPGLEN LIMITED
having by special resolution and with the approval of the Secretary of State changed its name, is now incorporated under the name of
BOWATER PKL (UK) LIMITED
     Given under my hand at London the 15th March 1974

N. TAYLOR

Assistant Registrar of Companies